As filed with the Securities and Exchange Commission on March 31, 2009
Registration No. 333-151776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SeraCare Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0056054 (I.R.S. Employer Identification No.)
37 Birch Street
Milford, MA 01757
(508) 244-6400
(Address of principal executive offices, including zip code)

Amended and Restated 2001 Stock Incentive Plan
Inducement Option Grants Outside of a Plan
(Full title of the plans)

Gregory A. Gould
37 Birch Street
Milford, MA 01757
(508) 244-6400
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Hemmie Chang, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-151776) is being filed to amend this Registration Statement and related prospectus to include Mayer Hoffman McCann P.C.’s (“MHM”) consent to the incorporation by reference into this Registration Statement and related prospectus its report dated December 3, 2008, relating to the financial statements of SeraCare Life Sciences, Inc. (the “Company”) as of September 30, 2008 and 2007 and for each of the three years in the period ended September 30, 2008 (and to all references of MHM) included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     SeraCare Life Sciences, Inc. (the “Registrant”) hereby incorporates the following documents herein by reference:
(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended September 30, 2008, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 8, 2008.

(b)	The Registrant’s Quarterly Report for the quarter ended December 31, 2008 on Form 10-Q filed on February 17, 2009.

(c)	The Registrant’s Current Reports on Form 8-K filed on December 8, 2008, December 22, 2008 and February 17, 2009.

(d)	The description of the Common Stock, $0.001 par value per share, contained in Item I of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on June 20, 2008.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit					Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated 2001 Stock Incentive Plan, as amended.	10-K	12/8/08	10.2.1
4.2	Nonqualified Stock Option Agreement dated July 14, 2006 between the Registrant and Susan L.N. Vogt.	8-K	12/22/08	10.1
4.3	Nonqualified Stock Option Agreement dated August 16, 2006 between the Registrant and Gregory A. Gould.	8-K	12/22/08	10.2
4.4	Certificate of Incorporation.	8-A	5/17/07	3.1
4.5	Amended and Restated Bylaws.	8-K	9/3/08	3.1
5.1	Opinion of Ropes & Gray LLP.	S-8	6/19/08	5.1
23.1	Consent of Mayer Hoffman McCann P.C.				X
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).	S-8	6/19/08	5.1
24.1	Powers of Attorney	S-8	6/19/08	24.1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, The Commonwealth of Massachusetts, on this 31st day of March, 2009.

SeraCare Life Sciences, Inc.
By:	/s/ Susan L.N. Vogt
	Name:	Susan L.N. Vogt
	Title:	President and Chief Executive Officer

* * * *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Susan L.N. Vogt Susan L.N. Vogt	President, Chief Executive Officer Director and Principal Executive Officer	March 31, 2009

/s/ Gregory A. Gould Gregory A. Gould	Chief Financial Officer, Treasurer, Secretary and Principal Accounting Officer	March 31, 2009

* Eugene I. Davis Eugene I. Davis	Chairman	March 31, 2009

* Samuel D. Anderson Samuel D. Anderson	Director	March 31, 2009

* Sarah L. Murphy Sarah L. Murphy	Director	March 31, 2009

* Jill Tillman Jill Tillman	Director	March 31, 2009

* By:	/s/ Gregory A. Gould
Gregory A. Gould
(Attorney-in-Fact)

EXHIBIT INDEX

		Incorporated by Reference
Exhibit					Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated 2001 Stock Incentive Plan, as amended.	10-K	12/8/08	10.2.1
4.2	Nonqualified Stock Option Agreement dated July 14, 2006 between the Registrant and Susan L.N. Vogt.	8-K	12/22/08	10.1
4.3	Nonqualified Stock Option Agreement dated August 16, 2006 between the Registrant and Gregory A. Gould.	8-K	12/22/08	10.2
4.4	Certificate of Incorporation.	8-A	5/17/07	3.1
4.5	Amended and Restated Bylaws.	8-K	9/3/08	3.1
5.1	Opinion of Ropes & Gray LLP.	S-8	6/19/08	5.1
23.1	Consent of Mayer Hoffman McCann P.C.				X
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).	S-8	6/19/08	5.1
24.1	Powers of Attorney	S-8	6/19/08	24.1